As filed with the Securities and Exchange Commission on October 20, 2006

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

iPCS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	36-4350876
(State or other jurisdiction of incorporation or Organization)	(I.R.S. Employer Identification No.)

1901 N. Roselle Road, Schaumburg, Illinois	60195
(Address of Principal Executive Offices)	(Zip Code)

iPCS, INC. AMENDED AND RESTATED 2004 LONG-TERM INCENTIVE PLAN

(Full title of the plan)

Edmund L. Quatmann, Jr.

General Counsel and Secretary

1901 N. Roselle Road

Schaumburg, Illinois 60195

(Name and address of agent for service)

(847) 885-2833

(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(2)

Common stock, par value $0.01 per share	500,000 shares	$53.77	$26,885,000	$2,877

(1)           This Registration Statement shall, in accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), be deemed to cover such additional shares as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)           Estimated solely for the purpose of calculating the amount of the registration fee pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act. Such offering prices are calculated on the basis of average of the high and low prices as reported on the Nasdaq Capital Market on October 16, 2006.

Part I
Information Required in the Section 10(a) Prospectus

Item 1.    Plan Information.

Not required to be filed in the Registration Statement.

Item 2.    Registrant Information and Employee Plan Annual Information

Not required to be filed in the Registration Statement

Part II
Information Required in the Registration Statement

Item 3.    Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated herein by reference:

(a)           Annual Report on Form 10-K for the fiscal year ended September 30, 2005.

(b)           Current Report on Form 8-K filed on December 1, 2005;

Current Report on Form 8-K filed on December 12, 2005;

Current Report on Form 8-K filed on January 24, 2006;

Current Report on Form 8-K (Items 1.02, 5.03 and 9.01 only) filed on February 7, 2006;

Transition Report on Form 10-Q for the transition period from October 1, 2005 to December 31, 2005;

Current Report on Form 8-K filed on March 6, 2006;

Quarterly Report on Form 10-Q for the quarter ended March 31, 2006;

Quarterly Report on Form 10-Q filed on for the quarter ended June 30, 2006;

Current Report on Form 8-K filed on August 7, 2006;

Current Report on Form 8-K filed on August 15, 2006;

Current Report on Form 8-K filed on September 5, 2006;

Current Report on Form 8-K filed on September 7, 2006;

Proxy Statement on Schedule 14A filed on September 7, 2006;

Current Report on Form 8-K filed on September 20, 2006;

Current Report on Form 8-K filed on September 28, 2006;

Current Report on Form 8-K filed on October 13, 2006; and

Current Report on Form 8-K/A (Amendment No. 2) filed on October 19, 2006.

(c)                                 The description of the Registrant’s common stock set forth in the Registration Statement on Form 8-A (File No. 000-51844) filed on March 16, 2006.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities registered pursuant to this Registration Statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part of it from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed documents which also is or is deemed to be incorporated by reference) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.    Description of Securities.

Not applicable.

Item 5.    Interests of Named Experts and Counsel.

None.

Item 6.    Indemnification of Directors and Officers.

Our Restated Certificate of Incorporation provides that the liability of our directors to us or any of our stockholders for monetary damages arising from acts or omissions occurring in their capacity as directors shall be limited to the fullest extent permitted by the laws of Delaware or any other applicable law. This limitation does not apply with respect to any action in which a director would be liable under Section 174 of the General Corporation Law of the State of Delaware nor does it apply with respect to any liability in which a director:

•                  breached his or her duty of loyalty to us or our stockholders;

•                  did not act in good faith or, in failing to act, did not act in good faith;

•                  acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law; or

•                  derived an improper personal benefit.

Our Restated Certificate of Incorporation provides that we shall indemnify our directors, officers and employees and agents and former directors and officers to the fullest extent permitted by the laws of Delaware or any other applicable law. Pursuant to the provisions of Section 145 of the General Corporation Law of the State of Delaware, we have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by us or in our right) by reason of the fact that he or she is or was a director, officer, employee or agent of ours, against any and all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding. The power to indemnify applies only if such person acted in good faith and in a manner he or she reasonably believed to be in our best interest, or not opposed to our best interest, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

The power to indemnify applies to actions brought by us or in our right as well, but only to the extent of defense and settlement expenses and not to any satisfaction of a judgment or settlement of the claim itself and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct unless the court, in its discretion, believes that in light of all the circumstances indemnification should apply.

The statute further specifically provides that the indemnification authorized thereby shall not be deemed exclusive of any other rights to which any such officer or director may be entitled under any bylaws, agreements, vote of stockholders or disinterested directors, or otherwise.

We have directors’ and officers’ liability insurance covering our directors and officers. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.    Exemption from Registration Claimed.

Not applicable.

Item 8.    Exhibits.

A list of Exhibits to this Registration Statement is set forth in the Exhibit Index following the signature pages hereto.

Item 9.    Undertakings.

(a)           The undersigned registrant hereby undertakes:

(1)                                  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)             To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)          To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

(iii)       To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2)                  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Schaumburg, Illinois, on October 20, 2006.

iPCS, INC.

By:	/s/ Timothy M. Yager
Timothy M. Yager
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Timothy M. Yager and Stebbins B. Chandor, Jr., and each of them, with full power to act without the other, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and any and all documents in connection therewith, with the U.S. Securities and Exchange Commission, or with any other regulatory authority, and hereby grants unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or his or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ Timothy M. Yager	Director, President and Chief Executive Officer	October 20, 2006
Timothy M. Yager	(Principal Executive Officer)

/s/ Timothy G. Biltz	Director	October 20, 2006
Timothy G. Biltz

/s/ Jeffrey W. Jones	Director	October 20, 2006
Jeffrey W. Jones

/s/ Robert A. Katz	Director	October 20, 2006
Robert A. Katz

/s/ Ryan L. Langdon	Director	October 20, 2006
Ryan L. Langdon

/s/ Richard S. Parisi	Director	October 20, 2006
Richard S. Parisi

/s/ Kevin M. Roe	Director	October 20, 2006
Kevin M. Roe

/s/ Stebbins B. Chandor, Jr.	Executive Vice President and Chief Financial Officer	October 20, 2006
Stebbins B. Chandor, Jr.	(Principal Financial Officer)

/s/ Partricia M. Greteman	Vice President and Controller	October 20, 2006
Patricia M. Greteman	(Principal Accounting Officer)

EXHIBIT INDEX

Exhibit	Description

4.1	Second Restated Certificate of Incorporation of iPCS, Inc. (filed as an exhibit to the Current Report on Form 8-K filed with the SEC on July 1, 2005 (File No. 333-32064))

4.2	Amended and Restated Bylaws of iPCS, Inc. (filed as an exhibit to the Transition Report on Form 10-Q filed with the SEC on February 14, 2006 (File No. 333-32064))

4.3	Specimen Common Stock Certificate (filed as an exhibit to the Registration Statement on Form S-1 filed with the SEC on August 5, 2004)

4.4	iPCS, Inc. Amended and Restated 2004 Long-Term Incentive Plan (filed as an exhibit to the Current Report on Form 8-K filed with the SEC on September 28, 2006 (File No. 000-51844))

5.1	Opinion of Mayer, Brown, Rowe & Maw LLP, counsel to the Registrant, regarding the legality of the common stock being registered

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Mayer, Brown, Rowe & Maw LLP, counsel to the Registrant (contained in Exhibit 5.1)

24.1	Powers of Attorney (included on signature page to this Registration Statement)